Exhibit 21

Certain Subsidiaries of Textron Inc.*

(Unless indicated otherwise, all entities listed are wholly-owned.)

* Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from this list.

Name	Jurisdiction
TEXTRON INC.	Delaware
Avco Corporation	Delaware
International Product Support Inc.	Delaware
United Industrial Corporation	Delaware
AAI Corporation	Maryland
AAI Services Corporation	Maryland
Howe & Howe Technologies, Inc.	Maine
Overwatch Systems, Ltd.	Delaware
Medical Numerics, Inc.	Virginia
Textron Systems Corporation	Delaware
Textron Systems Electronic Systems UK (Holdings) Limited	England
Textron Systems Electronic Systems UK Limited	England
Textron Systems Australia Holding Pty Ltd	Australia
Textron Systems Australia Pty Ltd	Australia
Bell Helicopter KK	Japan
Bell Helicopter GK	Japan
Bell Helicopter Textron Inc.	Delaware
Aeronautical Accessories LLC	Tennessee
Bell Helicopter Miami Inc.	Delaware
Bell Helicopter Rhode Island Inc.	Delaware
Bell Helicopter Services Inc.	Delaware
Bell Helicopter Asia (Pte) Ltd.	Singapore
Bell Helicopter India Inc.	Delaware
Bell Helicopter Korea Inc.	Delaware
Bell Technical Services Inc.	Delaware
B/K Navigational Equipment sro	Czech Republic
Bell Helicopter Prague, a.s. (67%; 33% - Bell Helicopter Services Inc.)	Czech Republic
Aviation Service servis letal, doo, Ljubljana	Slovenia
McTurbine Inc.	Texas
Cadillac Gage Textron Inc.	Michigan
Kautex Inc.	Delaware
McCord Corporation	Michigan
Kautex of Georgia Inc.	Massachusetts
King Atmosphere General & Industrial Services and Project Management, LLC	Iraq
MillenWorks	California
Textron Airborne Solutions Inc.	Delaware
Airborne Tactical Advantage Company, LLC	Colorado
Textron Atlantic LLC	Delaware
E-Z-GO Canada Limited	Canada
TekGPS Engineering Srl	Romania
Ransomes Investment LLC	Delaware
Ransomes America Corporation	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
STE Holding Inc.	Wisconsin
Textron Acquisition Limited	England
Textron Limited	England
Doncaster Citation Service Centre Limited	England
ETOPS (AS) UK Limited	England
ETOPS Aviation Services Malaysia SDN BHD	Malaysia
ETOPS SAS	France
Kautex Textron (UK) Limited	England
Ransomes Limited	England
Ransomes Jacobsen Limited	England
Ransomes Pensions Trustee Company Limited	England
Rotor Blades Limited	England
Textron Ground Support Equipment UK Limited	England
Textron UK Pension Trustee Limited	England
Textron International Holding BV	Netherlands
Bell Helicopter Supply Center BV	Netherlands
Bell Helicopter Textron Canada Limited/Limitée	Canada
Bell Helicopter Canada International Inc.	Canada

Name	Jurisdiction
TEXTRON INC.	Delaware
Textron Atlantic LLC	Delaware
Textron International Holding BV (continued from prior page)	Netherlands
Cessna Zurich Citation Service Center GmbH	Switzerland
Cessna Consulting (Shenyang) Co., Ltd.	PRC
Textron Trading (Shanghai) Co., Ltd.	PRC
Kautex Textron CVS Limited	England
Kautex Textron Ibérica SL	Spain
Cessna Spanish Citation Service Center SL (99.96875%; 0.03125% - Textron International Holding BV)	Spain
Kautex Craiova srl (99.9797%; 0.0203% - Textron International Holding BV)	Romania
Kautex Textron do Brasil Ltda. (99.9%; 1 share - Textron International Holding BV)	Brazil
Kautex Textron Portugal – Produtos Plasticos, Ldas.	Portugal
TRU Simulation & Training Spain, SL	Spain
Textron Capital BV	Netherlands
Kautex Textron GmbH & Co. KG (94.82%; 5.18% - Textron International Holding BV)	Germany
Cessna Düsseldorf Citation Service Center GmbH	Germany
Kautex (Changchun) Plastics Technology Co., Ltd.	PRC
Textron Germany Holding GmbH	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux BVBA (99.9%; 1 share – Kautex Textron Ibérica, SL)	Belgium
Kautex Textron Bohemia spol sro	Czech Republic
Kautex Japan KK	Japan
Kautex Shanghai GmbH	Germany
Kautex (Chongqing) Plastic Technology Co., Ltd.	PRC
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Pinghu) Plastic Technology Co., Ltd.	PRC
Kautex (Wuhan) Plastic Technology Co., Ltd.	PRC
Wuxi Textron Specialized Vehicles Co., Ltd. (96.08%; 3.92% – Textron Far East Pte. Ltd.)	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S de RL de CV (99.98%; 0.02% - Textron International Holding BV)	Mexico
Kautex Textron Management Services Company de Puebla, S. de RL de CV (98%; 2% - Textron International Holding BV)	Mexico
LLC Textron RUS (99.99%; 0.01% - Textron International Holding BV)	Russian Federation
Textron Motors GmbH	Germany
Textron France Holding SARL (99.9%; 1 share – Textron France EURL)	France
Cessna Citation European Service Center SAS (99.9%; 1 share – Textron France EURL)	France
Textron France EURL	France
Ransomes Jacobsen France SAS	France
Textron Shared Service Centre (Canada) Inc.	Canada
Textron Verwaltungs-GmbH	Germany
Textron Aviation Australia Pty. Ltd.	Australia
Textron Aviation Canada Ltd.	British Columbia
Textron Aviation Inc.	Kansas
Able Aerospace Services, Inc.	Arizona
Replacement Part Solutions, LLC	Illinois
Arkansas Aerospace, Inc.	Arkansas
Beech Aircraft Corporation	Kansas
Beechcraft Domestic Service Company	Kansas
Beechcraft International Service Company	Kansas
Beechcraft Germany GmbH	Germany
Beechcraft International Holding LLC	Delaware
Beechcraft Service Company UK Limited	England
Beechcraft Singapore Pte. Ltd.	Singapore
Hawker Beech International Services de Mexico S de RL de CV (99%; 1% - HBC, LLC)	Mexico
Hawker Beechcraft Argentina SA (95%; 5% - Arkansas Aerospace, Inc.)	Argentina
Hawker Beechcraft do Brasil Assessoria e Intermediacao de Negocios Ltda. (>99%;<1% - Beechcraft International Holding LLC)	Brazil
Cessna Mexico S de RL de CV (99.97%; 0.03% - Citation Parts Distribution International, Inc.)	Mexico
Citation Parts Distribution International, Inc.	Kansas
HBC, LLC	Kansas
Hawker Beech de Mexico, S de RL de CV (>99%; <1% - HBC, LLC)	Mexico
Textron Airland, LLC	Delaware
Textron Aviation Defense LLC	Delaware
Beechcraft Defense Support Holding, LLC	Delaware
Beechcraft New Zealand	New Zealand

Name	Jurisdiction
TEXTRON INC.	Delaware
Textron Aviation Inc.	Delaware
Textron Aviation Rhode Island Inc.	Delaware
Textron Communications Inc.	Delaware
Textron Far East Pte. Ltd.	Singapore
Textron India Private Limited (98.6%; 1.39% – Beechcraft International Service Company; 0.01% - Beechcraft International Holding LLC; 1 share - Textron Atlantic LLC; 1 share – Textron Inc.)	India
Textron Fastening Systems Inc.	Delaware
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Finance Holding Company	Delaware
Cessna Finance Export Corporation	Delaware
Textron Aviation Finance Corporation	Delaware
Textron Financial Corporation Receivables Trust 2002-CP-2	Delaware
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Inc.	Delaware
Textron International Mexico, S de RL de CV (99%; 1% - Textron Atlantic LLC)	Mexico
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Realty Corporation	Delaware
Textron Rhode Island Inc.	Delaware
Textron Specialized Vehicles Inc.	Delaware
Arctic Cat Inc.	Minnesota
Arctic Cat Production LLC	Minnesota
Arctic Cat Production Support LLC	Minnesota
Arctic Cat Sales Inc.	Minnesota
Arctic Cat ACE Holding GmbH	Austria
Arctic Cat GmbH	Austria
Arctic Cat Deutschland GmbH	Germany
Arctic Cat Espana SL	Spain
Arctic Cat France SARL	France
Arctic Cat Italia srl	Italy
Arctic Cat UK Ltd.	England/Wales
MotorFist LLC	Minnesota
Arctic Cat Shared Services LLC	Minnesota
MillenWorks Themed Technologies	California
Textron Ground Support Equipment Inc.	Delaware
Textron Motors North America Inc.	Delaware
Textron Outdoor Power Equipment Inc.	Delaware
Textron Sweden AB	Sweden
Textron Systems Canada Inc.	Ontario
Opto-Electronics Inc.	Ontario
TRAK International, Inc.	Delaware
TRU Simulation + Training Inc.	Delaware
OPINICUS Simulation and Training Services, LLC	Delaware
TRU Simulation + Training LLC	California
TRU Simulation + Training Canada Inc.	Ontario
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont